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                                                                      EXHIBIT 12

ENStar Inc.
Computation of ratio of earnings to fixed charges
For the Years Ended



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                                                  1997         1996         1995         1994         1993
Earnings:

Income (loss) from continuing
Operations before
  income taxes and equity in earnings            (5,788)        (257)         786       (1,050)      (2,339)


Fixed Charges                                     1,216          513          512          609          636
                                                 -------------------------------------------------------------

Income from continuing operations
Before
  income taxes, equity in earnings
  & fixed charges                                (4,572)         256        1,298         (441)      (1,703)
                                                 -------------------------------------------------------------
                                                 -------------------------------------------------------------


Fixed Charges:
  Interest expense                                  809          204          247          348          361
  Interest portion of rentals                       321          309          265          261          275
  Amortization of debt expense                       86            0            0            0            0
                                                 -------------------------------------------------------------
                                                  1,216          513          512          609          636
                                                 -------------------------------------------------------------
                                                 -------------------------------------------------------------


Ratio of earnings to fixed charges                (3.76)        0.50         2.54        (0.72)       (2.68)

Earnings coverage deficit below 1:1 ratio         5,788          257          N/A        1,050        2,339
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